UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2009
JETBLUE AIRWAYS CORPORATION
(Exact Name of Registrant as Specified in Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

118-29 Queens Boulevard Forest Hills, New York (Address of Principal Executive Offices)	11375 (Zip Code)
(718) 286-7900
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-1.01
EX-1.02
EX-10.1

Item 1.01. Entry into a Material Definitive Agreement
Convertible Debenture Offering
On June 3, 2009, JetBlue Airways Corporation (the “Company”) entered into an underwriting agreement (the “Convertible Debenture Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., and J.P. Morgan Securities Inc. (together, the “Convertible Debenture Underwriters”), relating to the sale by the Company of $100 million aggregate principal amount of 6.75% Convertible Debentures due 2039 (the “Series A Convertible Debentures”) and $75 million aggregate principal amount of 6.75% Convertible Debentures due 2039 (the “Series B Convertible Debentures,” and together with the Series A Convertible Debentures, the “Debentures”). Pursuant to the Convertible Debenture Underwriting Agreement, the Company granted the Convertible Debenture Underwriters options to purchase up to an additional $15.0 million of the aggregate principal amount of the Series A Convertible Debentures and an additional $11.25 million of the aggregate principal amount of the Series B Convertible Debentures solely to cover over-allotments. Each of Series A Convertible Debentures and Series B Convertible Debentures will be issued under a senior subordinated indenture, dated as of March 16, 2005, between the Company and Wilmington Trust Company, as trustee (the “Trustee”), supplemented by a supplemental indenture with respect to the Series A Convertible Debentures, to be dated as of June 9, 2009, between the Company and the Trustee and a supplemental indenture with respect to the Series B Convertible Debentures, to be dated as of June 9, 2009, between the Company and the Trustee.
The foregoing description of the Convertible Debenture Underwriting Agreement is qualified in its entirety by reference to the Convertible Debenture Underwriting Agreement, which is attached hereto as Exhibit 1.01 and is incorporated herein by reference.
Common Stock Offering and Stock Option Agreement
On June 3, 2009, the Company entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Morgan Stanley & Co. Incorporated (the “Common Stock Underwriter”), relating to the sale of 23,000,000 shares of common stock, offered to the public at a price of $4.25 per share. Of the 23,000,000 shares of common stock, it is expected that Deutsche Lufthansa AG (Lufthansa) will purchase 3,578,800 shares in the public offering. Pursuant to the Common Stock Underwriting Agreement, the Company granted the Common Stock Underwriter an option to purchase up to an additional 3,450,000 shares of common stock, solely to cover over-allotments (less any shares purchased by Lufthansa pursuant to the Option Agreement). Under an Option Letter Agreement entered into between the Company and Lufthansa, dated as of June 3, 2009 (the “Option Agreement”), the Company granted Lufthansa an option to purchase up to 15.6% of the shares the Company would otherwise have provided to the Common Stock Underwriter as part of its over-allotment option, but only to the extent the Common Stock Underwriter exercises that option.
The foregoing description of each of the Common Stock Underwriting Agreement and the Option Agreement is qualified in its entirety by reference to the Common Stock Underwriting Agreement and the Option Agreement, which are attached hereto as Exhibits 1.02 and 10.1 and are incorporated herein by reference.
Relationships
     The Convertible Debenture Underwriters, the Common Stock Underwriter, and their respective affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for the Company and its affiliates for which services they have received, and may in the future receive, customary fees.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibits
1.01	Underwriting Agreement for 6.75% Convertible Debentures due 2039 dated as of June 3, 2009 among JetBlue Airways Corporation, Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., and J.P. Morgan Securities Inc.
1.02	Underwriting Agreement for Common Stock dated as of June 3, 2009 between JetBlue Airways Corporation and Morgan Stanley & Co. Incorporated.
10.1	Option Letter Agreement, dated as of June 3, 2009, between JetBlue Airways Corporation and Deutsche Lufthansa AG.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION

Date: June 4, 2009	By:	/s/Donald Daniels

Donald Daniels Vice President, Controller and Chief Accounting Officer (principal accounting officer)